Exhibit 99.1

Investor Contact:	Media /Sales Contact:
Bonnie Ortega Director, Investor/Public Relations Cardium Therapeutics, Inc. Tel: (858) 436-1018 Email: InvestorRelations@cardiumthx.com	Hanna Wagari Director of Marketing Cardium Therapeutics, Inc. Tel: (858) 436-1042 Email: hwagari@cardiumthx.com

CARDIUM ANNOUNCES MARKET LAUNCH OF LINÉE™ -

A SCIENTIFIC APPROACH TO WEIGHT MANAGEMENT

SAN DIEGO, CA – November 29, 2010 – Cardium Therapeutics (NYSE Amex: CXM) today announced the addition of Linée™ to its MedPodium product line. Linée is a plant-derived non-prescription dietary supplement in the form of easy-to-use capsules designed to help promote healthy weight management. Cardium launched its MedPodium modern lifestyle brand in early November and the addition of Linée represents an important step toward broadening the line to include additional products designed to promote personal health and wellness.

Linée is a nutritional supplement intended to be taken before meals to help manage appetite and control hunger as part of a comprehensive weight management program. The key ingredient of Linée is a potato-based protein extract (Appexium™ 150 mg) having Proteinase Inhibitor–II (PI-2) activity. Multiple scientific studies have shown that PI-2 can promote the release of a naturally-occurring peptide called cholecystokinin or CCK into the bloodstream. By increasing feelings of fullness or satiation, CCK can help to reduce the amount of daily food intake.* Linée’s custom formulation contains a blend of Appexium PI-2, vitamin D3 and vitamin B12, which is filled into small, easy-to-swallow, pharmaceutical-quality capsules. As part of an overall weight management program, Linée may also be integrated into exercise, yoga and other fitness programs, or used in concert with popular weight-loss and dietary meal plan programs to enhance plan compliance and improve results.

“We are pleased to announce the addition of Linée to our MedPodium modern lifestyle brand initiative. We recently announced a co-development and strategic licensing agreement with BioZone Laboratories for the formulation, manufacture and licensing of a portfolio of up to 20 products to further broaden and expand our MedPodium brand initiative to encompass other healthy lifestyle formulations including novel metabolics, neurologics and aesthetics designed to address emerging health and well-being issues that are increasingly important in modern society. In addition to the MedPodium web boutique, we plan to market and sell certain products through various select distributors or retailers in the United States,” stated Christopher J. Reinhard, Chairman and Chief Executive Officer of Cardium.

About Linée

Linée™ is a dietary supplement based on the use of Proteinase Inhibitor-II (PI-2), a naturally-occurring protein derived from white potato that is a commonly consumed food and generally recognized as safe. While extracted and concentrated from white potato in the form of

Appexium, the PI-2 protein is not altered chemically and it does not rely on absorbing fat or causing gastrointestinal (GI) tract fullness as in many other weight loss aids and dietary supplements that are sometimes not well tolerated due to discomfort, GI bloating and irregular bowel discharge. Based on multiple scientific studies, PI-2 appears to promote the release of a small peptide called cholecystokinin (CCK) that is naturally produced in the GI tract and can increase feelings of fullness and therefore help to reduce the amount of food eaten daily.*(1)(2) While exercise is important, years of research has suggested that the most effective means of ensuring weight loss in the average healthy person is by reducing total daily caloric intake. In a multi-site double-blind, placebo-controlled clinical study, patients receiving PI-2 twice daily before the two largest meals had statistically significant reductions in overall weight as well as in waist and hip measurements, as compared to placebo.*(3)

About MedPodium

MedPodium™ is a portfolio of premium, science-based, easy to use nutraceuticals, metabolics and aesthetics designed to promote health and well-being for today’s active and professional lifestyles. MedPodium products are based on key ingredients that have been well characterized scientifically and shown to be capable of promoting healthy lifestyle interests such as enhancing energy, cognition, mood, sleep, weight management, fitness and aesthetics. The MedPodium brand also features improved product formulations including easy to use pills and capsules, novel, fast-acting oral drops and sprays, and innovative transdermal delivery systems. Additional information about MedPodium is located at www.medpodium.com

About Cardium

Cardium is focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses that have the potential to address significant unmet medical needs and definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current investment portfolio includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium modern lifestyle brand. The Company’s lead product candidates include: (1) Excellagen(TM) topical gel, for wound care management, which Cardium plans to market launch in the fourth quarter subject to pending FDA 510(k) clearance; and (2) Generx(R), a DNA-based angiogenic cardiovascular biologic for patients in international markets with coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Linée can be effectively commercialized as a dietary supplement for promoting weight management, that the clinical studies cited in this release will be regarded as substantiation for corresponding product claims or that the product will be accepted as being sufficiently safe, improved or cost-effective compared to other products for weight management; that the MedPodium product line can be successfully broadened to include additional healthy lifestyle opportunities and that these products will be commercially successful or will effectively enhance our businesses or their market value; that results or trends observed in clinical studies or other observations will be reproduced in subsequent studies or in broader use; that our products or product candidates will not be unfavorably compared to competitive products that may be regarded as safer, more effective, easier to use or less expensive; that the Food and Drug Administration, the Federal Trade Commission or other regulatory agencies will not introduce additional or more restrictive regulations covering naturally-derived products such as those in our MedPodium product line; that our in-house or external product commercialization efforts will be successful or will effectively enhance our businesses or their market value; that our co-development and strategic licensing arrangements with BioZone and others will successfully and timely lead to the development, formulation, manufacture and licensing of products for Cardium’s MedPodium healthy lifestyle line; or that these or any other third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of biologics and in the development and commercialization of new products, the conduct of human clinical trials and other product development efforts, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and qualifications and to maintain our listing on a national stock exchange, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition and regulation, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

1.	Badman, MK, Flier, JS. The Gut and Energy Balance: Visceral Allies in the Obesity Wars. (2005) Science. 307: 1909-1914

2.	Hu, J, Edmonson B, Radosevich J. The effectiveness of potato proteinase inhibitor II in promoting satiety in healthy human subjects: VAS summary. Kemin Consumer Care White Paper. 2004

3.	Dana, S. A randomized, double-blind, placebo-controlled clinical study demonstrates Slendesta potato extract is a safe and effective tool for promoting weight reduction. Kemin Consumer Literature

*Note: These statements have not been evaluated by the Food and

Drug Administration. This product is not intended to diagnose, treat,

cure or prevent any disease.

Copyright 2010 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™ Generx® and MedPodium™ are trademarks of Cardium Therapeutics, Inc.

Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen™, Excellarate™, Osteorate™, Appexium™ and Linée™

are trademarks of Tissue Repair Company. (Other trademarks belong to their respective owners)